Exhibit 5(a)


ALLETE

PHILIP R. HALVERSON
VICE PRESIDENT,
GENERAL COUNSEL AND SECRETARY


                                          June 27, 2002


ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802-2093

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by ALLETE, Inc. (the "Company"), on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 46,481 shares of the Company's common stock, without par value ("Common Stock"), and the Preferred Share Purchase Rights attached thereto ("Rights"), which were issued pursuant to the Stock Exchange Agreement, dated as of May 10, 2002, by and among the Company, ALLETE Automotive Services, Inc., ADESA Corporation, ADESA Southern Indiana, Inc. and Gary G. Pedigo.

          In connection therewith, I have reviewed such documents and records as I have deemed necessary to enable me to express an opinion on the matters covered hereby.

          Based upon the foregoing, I am of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Minnesota.

     2. The Common Stock has been validly issued, and is fully paid and non-assessable.

     3. The Rights have been validly issued in accordance with the terms of the Rights Agreement, dated as of July 24, 1996 ("Rights Agreement"), between the Company and the Corporate Secretary of the Company, as Rights Agent.

          The opinion set forth in paragraph 3 above with respect to the Rights is limited to the valid issuance of the Rights under the corporation laws of the State of Minnesota. In this connection, I have not been asked to express, and accordingly do not express, any opinion herein with respect to any other aspect of the Rights, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability of any particular provision of the Rights Agreement.

          I am a member of the Minnesota Bar and do not hold myself out as an expert on the laws of any other jurisdiction. As to all matters of Minnesota


30 West Superior Street | Duluth, Minnesota 55802-2093


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June 27, 2002
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law, Thelen Reid & Priest LLP is hereby authorized to rely upon this opinion to the same extent as if this opinion had been addressed to them.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to me in the Prospectus included in the Registration Statement under the captions "Experts" and "Legal Opinions."

                                          Sincerely,

                                          /s/ Philip R. Halverson

                                          Philip R. Halverson